EXHIBIT 23

OWENS‑ILLINOIS, INC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statements (Forms S‑8 No. 333‑69624 and 333‑170220) pertaining to the Amended and Restated Owens‑Illinois, Inc. Stock Purchase and Savings Program, the Amended and Restated Owens‑ Illinois, Inc. Long‑Term Savings Plan, and the Owens‑Illinois de Puerto Rico Long‑Term Savings Plan,

(2)	Registration Statement (Form S‑8 No. 333‑47691) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens‑ Illinois, Inc.,

(3)	Registration Statement (Form S‑3 No. 333‑99741) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens‑ Illinois, Inc.,

(4)	Registration Statement (Form S‑8 No. 333‑142886) pertaining to the 2004 Equity Incentive Plan for Directors of Owens‑Illinois, Inc.,

(5)	Registration Statements (Forms S‑8 No. 333‑133074, 333‑170221, and 333‑197743) pertaining to the 2005 Incentive Award Plan of Owens‑Illinois, Inc.,

of our reports dated February 16, 2016, with respect to the consolidated financial statements and schedule of Owens‑Illinois, Inc., and the effectiveness of internal control over financial reporting of Owens‑ Illinois, Inc., and our reports dated February 16, 2016 with respect to the consolidated financial statements of Owens‑Brockway Packaging, Inc. and Owens‑Brockway Glass Container Inc., all of which are included in this Annual Report (Form 10‑K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Ernst & Young LLP

Toledo, Ohio

February 16, 2016